Exhibit 10.9

REALOGY CORPORATION

NON-EMPLOYEE DIRECTORS

DEFERRED COMPENSATION PLAN

1. Purpose. The purpose of the Realogy Corporation Non-Employee Directors Deferred Compensation Plan (the “Plan”) is to enable directors of Realogy Corporation (the “Company”) who are not also employees of the Company to defer the receipt of certain compensation earned in their capacity as non-employee directors of the Company and to reflect the liabilities attributable to amounts deferred by its non-employee directors prior to the Company’s spinoff from Cendant Corporation (“Cendant”). The Plan is an unfunded deferred compensation plan that is intended to (a) comply with the American Jobs Creation Act of 2004 and new Internal Revenue Code Section 409A and the regulations and guidance thereunder and shall be interpreted accordingly and (b) be exempt from the provisions of the Employee Retirement Income Security Act of 1974, as amended. The Plan shall become effective on the date that Cendant distributes Company common stock by way of a pro rata dividend to Cendant’s stockholders.

2. Eligibility. Directors of the Company who are not also employees of the Company or any of its subsidiaries (“Directors”) are eligible to participate in the Plan, subject to their election to defer eligible compensation as required hereunder.

3. Administration. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the “Committee”). The Committee shall have the authority to adopt rules and regulations for carrying out the Plan’s intent and to interpret, construe and implement the provisions thereof. Determinations made by the Committee with respect to the Plan, any deferral made hereunder and any Director’s account shall be final and binding on all persons, including but not limited to the Company, each Director participating in the Plan and such Director’s beneficiaries.

4. Deferral of Fees. Subject to such rules and procedures that the Committee may establish from time to time and subject to any determinations of the Company to pay compensation to Directors from time to time, Directors may elect to defer under the Plan all or a portion of their annual retainer fees, as well as such other fees, stipends and payments determined by the Company to be eligible for deferral from time to time that are, in each case, otherwise payable in cash in accordance with the Company’s policies as in effect from time to time (such cash compensation, collectively, “Fees”).

(i) Current Directors. A Director who is serving on the Board of Directors of the Company (the “Board”) on the date this Plan becomes effective may elect to become a participant in the Plan by electing, within thirty (30) days of the adoption of this Plan, to defer his or her Director Fees. No election shall be necessary to effectuate the deferral of Fees which the Company requires to be deferred hereunder.

(ii) New Directors. Each individual who first becomes a Director on or after the 30th day following the date this Plan becomes effective may elect to become a participant in the Plan by electing, within thirty (30) days of the effective date of his or her appointment or election to the Board, to make deferrals under the Plan. No election shall be necessary to effectuate the deferral of Fees which the Company requires to be deferred hereunder.

(iii) Effect of Election. An election under this Section 4 shall be effective only with respect to Director Fees earned after the effective date of the election. A Director may elect to become a participant (or to continue or reinstate his or her active participation) in the Plan for any subsequent plan year by electing, no later than December 31 of the immediately preceding plan year, to make deferrals under the Plan. Once a Director has elected to defer any portion of the Director’s Fees, the election may not be revoked and shall continue in force for the remainder of the Director’s service as a member of the Board of Directors of the Company; provided, however, that a Director may, no later than 60 days prior to the beginning of any calendar year, revoke his or her deferral election with respect to the entirety of such calendar year.

5. Form of Deferral. The Company shall establish a separate deferred compensation account on its books in the name of each Director who has elected to participate in the Plan. A number of Restricted Stock Units (as defined in the Company’s 2006 Equity and Incentive Plan or a successor plan) (the “Stock Plan”) payable in shares of Company common stock, par value $0.01 per share (“Company Stock”) shall be credited to each such Director’s account as of each date (a “Deferral Date”) on which amounts deferred under the Plan would otherwise have been paid to such Director. The Restricted Stock Units credited to a participating Director’s account under the Plan shall be issued under the Stock Plan. The number of Restricted Stock Units credited to a Director’s account as of each Deferral Date shall be calculated by dividing by the amount so deferred by the Fair Market Value (as defined in the Stock Plan) of a share of Company Stock as of such Deferral Date. The Restricted Stock Units so credited shall be immediately vested and non-forfeitable and shall become payable as set forth in Section 9. Except as set forth herein, the terms and conditions of the Restricted Stock Units credited to Director’s accounts under the Plan shall be governed by the Stock Plan, including, but not limited to, the equitable adjustment provisions set forth in Section 5 thereof.

6. Prior Deferred Amounts. The Company has assumed deferred compensation obligations under the Cendant Corporation 1999 Non-Employee Deferred Compensation Plan (“Assumed Amounts”) with respect to Directors who previously served as non-employee Directors of Cendant Corporation and whose accounts were not distributed in connection with such director ceasing to be a director of Cendant. Except as provided herein, Assumed Amounts credited to Accounts hereunder shall remain subject to the same terms and conditions as were applicable to such amounts under the terms of the Cendant Plan and any applicable Director election, including any election made pursuant to the First Amendment to the Cendant Plan. In connection with the plan to separate the Company into four independent publicly-traded companies, Directors will be credited with Restricted Stock Units relating to Realogy Corporation, and units relating to common stock of Cendant Corporation, Wyndham Worldwide Corporation and/or Travelport Inc. (such stock, the “Other Common Stock”). Directors may elect, pursuant to rules and procedures prescribed by the Committee, to reallocate Assumed Amounts out of investments relating to Other Common Stock, and into investments relating to Company Common Stock; provided that, once a Director reallocates Assumed Amounts out of the investments relating to Other Common Stock, the Director may not subsequently reallocate such prior amounts into investments relating to Other Common Stock.

7. Dividend Equivalents. Additional Realogy Restricted Stock Units shall be credited to a Director’s account in respect of cash dividends and/or special dividends and distributions paid with respect to Company Stock and Other Company Stock. The number of Restricted Stock Units (in respect of the Company Stock) to be credited to a Director’s account under the

Plan in respect of any such dividend or distribution (including dividends on Other Company Stock) shall equal the quotient obtained by dividing (a) the total value of the dividends and distributions received, by (b) the Fair Market Value of a share of Company Stock on the date of the Dividend. Such additional units shall be credited on the date following the payment date for such dividend or distribution upon which any Director becomes entitled to receive a Fee and shall be paid in accordance with the distribution election made with respect to the underlying units.

8. Restrictions on Transfer. The right of a Director or that of any other person to the payment of deferred compensation or other benefits under the Plan may not be assigned, transferred, pledged or encumbered except by will or by the laws of descent and distribution.

9. Payment of Accounts. On the date which is 200 days immediately following the date upon which a Director’s service as a member of the Company’s Board of Directors terminates for any reason, each Director (or his or her beneficiary) shall receive a one-time distribution of (i) Common Stock with respect to all Restricted Stock Units then credited to the Director’s account under the Plan and (ii) shares of Other Common Stock, if applicable, with respect to units relating to such Other Common Stock then credited to the Director’s Account under the Plan. The number of shares of the Company Stock and Other Common Stock payable upon such distribution shall equal the number of Restricted Stock Units credited to such Director’s account as of the date of such distribution, less applicable withholding. Fractional shares shall be paid in cash.

10. Unfunded Plan; Creditor’s Rights. The Plan is intended to be an “unfunded” plan for purposes of the Employee Retirement Income Security Act of 1974, as amended. The obligation of the Company under the Plan is purely contractual and shall not be funded or secured in any way. A Director or any beneficiary shall have only the interest of an unsecured general creditor of the Company in respect of the Restricted Stock Units credited to such Director’s account under the Plan.

11. Successors in Interest. The obligations of the Company under the Plan shall be binding upon any successor or successors of the Company, whether by merger, consolidation, sale of assets or otherwise, and for this purpose reference herein to the Company shall be deemed to include any such successor or successors.

12. Governing Law; Interpretation. The Plan shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware. The Company intends that transactions under the Plan shall be exempt under Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended, unless otherwise determined by the Company.

13. Termination and Amendment of the Plan. The Board of Directors of the Company may terminate the Plan at any time; provided, that termination of the Plan shall not adversely affect the rights of a Director or beneficiary thereof with respect to amounts previously deferred under the Plan without the consent of such Director and that of such Director’s beneficiary. The Board of Directors of the Company may amend the Plan at any time and from time to time; provided, however, that no such amendment shall adversely affect the rights of any Director or beneficiary thereof with respect to amounts previously deferred under the Plan.